As filed with the Securities and Exchange Commission on June 24, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRIMSON EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3037840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 Stock Incentive Plan

(Full title of the plan)

E. JOSEPH GRADY Senior Vice President and Chief Financial Officer 717 Texas Avenue, Suite 2900 Houston, Texas 77002 (713) 236-7400
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock $0.001 par value	2,586,000 shares(2)	$13.16 (4)	$34,031,760	$1,337
Common stock $0.001 par value	205,428 shares(3)	$17.25 (5)	$3,543,633	$139
Total	2,791,428 shares	___	$37,088,529	$1,476
(1)

Pursuant to Rule 416(a) under the Securities Act, there are also registered hereby additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(2)	Issuable upon exercise of outstanding options granted under the 2005 Stock Incentive Plan.
(3)

Issuable upon exercise of options and other incentive stock awards of the common stock available for grant under the 2005 Stock Incentive Plan (subject to reduction to 82,128 shares as shares under outstanding awards under the 2004 Stock Option and Compensation Plan are issued).

(4)	Weighted average exercise price of options outstanding under the 2005 Stock Incentive Plan.
(5)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act. Calculated on the basis of the average of the highest and lowest sale prices of the common stock on June 19, 2008, as reported by NASDAQ.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employee participants in the 2005 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and other documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b), or additional information about the 2005 Stock Incentive Plan are available without charge by contacting:

Crimson Exploration Inc.

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: E. Joseph Grady

(713) 236-7400

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed March 31, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 14, 2008;
•	Our Current Report on Form 8-K filed June 4, 2008 pursuant to items 2.01, 2.03 and 9.01
•	Our Current Report on Form 8-K filed May 2, 2008 pursuant to item 1.01;
•	Our Current Report on Form 8-K filed February 4, 2008 pursuant to item 5.02;
•	Our Current Report on Form 8-K filed January 24, 2008 pursuant to item 3.02;
•	Our Current Report on Form 8-K filed January 9, 2008 pursuant to (and solely with respect to) items 8.01 and 9.01 (exhibits 99.2 and 99.3);
•	Our Current Report on Form 8-K filed May 15, 2007 pursuant to items 1.01, 2.01, 2.03, 3.02, and 9.01, as amended by our Current Report on Form 8-K/A filed July 23, 2007 pursuant to item 9.01; and
•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed July 26, 2005, including any amendment or report filed for the purpose of updating such description.

All reports subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof.

ITEM 4.	DESCRIPTION OF SECURITIES.
      Not applicable.
ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees or agents, or persons serving in such capacity at the Registrant’s request at another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, other than an action by or in the right of the Registrant, to which such director, officer, employee or agent may be a party, provided such person shall have acted in good faith and shall have reasonably believed that his conduct was in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Registrant against a director, officer, employee or agent, the Registrant has the power to indemnify such director, officer, employee or agent for actual and reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such suit (a) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and (b) if found liable to the Registrant, only if ordered by a court of law. Section 145 provides that such section is not exclusive of any other indemnification rights granted by the Registrant to directors, officers, employees or agents. The Delaware General Corporation Law provides for mandatory indemnification of directors and officers where such director or officer is successful on the merits in the types of proceedings discussed above.

The Certificate of Incorporation and Bylaws of the Registrant provides for mandatory indemnification of directors to the fullest extent authorized or permitted by applicable law. The right to indemnification is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. Our Bylaws provide that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director in his capacity as a director or officer of the Registrant may be made only upon delivery to the Registrant of an undertaking to repay all advanced amounts if it is ultimately determined by final nonappealable judicial decision that such person is not entitled to be indemnified for those expenses.

The Certificate of Incorporation of the Registrant also contains a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

The Registrant has obtained insurance on behalf of the Registrant and its directors and officers individually against certain liabilities. By reason of this coverage, the Registrant and its directors and officers will be insured against most lawsuits and claims arising from unintentional acts or omissions, including such lawsuits and claims brought under the federal securities laws (other than under Section 16(b) of the Exchange Act). In addition, our directors and officers have entered into indemnification agreements providing for indemnification and advancement of expenses in connection with legal proceedings.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS.
Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	2005 Stock Incentive Plan(5)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP, filed herewith

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP, included as part of Exhibit 5
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP, filed herewith
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)	Incorporated by reference to the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed March 31, 2005.

ITEM 9.	UNDERTAKINGS.
(a)	The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Houston, State of Texas, on the 24th day of June, 2008.

CRIMSON EXPLORATION INC.

By:	/s/ Allan D. Keel
Allan D. Keel

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Allan D. Keel and E. Joseph Grady as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan D. Keel	President, Chief Executive Officer	June 24, 2008
Allan D. Keel	and Director

/s/ E. Joseph Grady	Senior Vice President and	June 24, 2008
E. Joseph Grady	Chief Financial Officer

/s/ Richard L. Creel	Vice President of Finance and Controller	June 24, 2008
Richard L. Creel

/s/ B. James Ford	Director	June 24, 2008
B. James Ford

/s/ Adam C. Pierce	Director	June 24, 2008
Adam C. Pierce

/s/ Lee B. Backsen	Director	June 24, 2008
Lee B. Backsen

/s/ Lon McCain	Director	June 24, 2008
Lon McCain

EXHIBIT INDEX

Number	Description
4.1

Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc.(1)

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (2)
4.3	Bylaws of Crimson Exploration Inc.(1)
4.4	Form of Common Stock Certificate(1)
4.5	Form of 2005 Stock Incentive Plan Stock Option Agreement(3)
4.6	Form of 2005 Stock Incentive Plan Restricted Stock Award(4)
4.7	2005 Stock Incentive Plan(5)
5	Opinion of Akin Gump Strauss Hauer & Feld LLP, filed herewith
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP, included as part of Exhibit 5
23.2	Consent of Grant Thornton LLP, filed herewith
23.3	Consent of KPMG LLP, filed herewith
23.4	Consent of Netherland, Sewell & Associates, Inc., filed herewith
24	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005.
(2)	Incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006.
(3)	Incorporated by reference to the exhibits to Amendment No. 1 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed April 27, 2006.
(4)	Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 21, 2005.
(5)	Incorporated by reference to the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed March 31, 2005.